UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 21, 2007

DEVCON INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-07152	59-0671992
(Commission File Number)	(IRS Employer Identification No.)

595 SOUTH FEDERAL HIGHWAY, SUITE 500

BOCA RATON, FLORIDA 33432

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (561) 208-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Devcon International Corp. hereby amends and restates in its entirety the Form 8-K filed on March 21, 2007 as follows.

Item 2.01.	Completion of Acquisition or Disposition of Asset

On March 21, 2007, Devcon International Corp., a Florida corporation (the “Company”), completed the transactions contemplated by that certain Asset Purchase Agreement, dated as of March 12, 2007 (the “Asset Purchase Agreement”), by and between the Company and BitMar Ltd., a Turks and Caicos corporation and successor-in-interest to Tiger Oil, Inc., a Florida corporation (“Purchaser”), consisting of the sale of fixed assets, inventory and customer lists constituting a majority of the assets of the Company’s construction division (the “Construction Division”), for approximately $5.3 million, subject to a holdback of $525,000 to be retained for resolution of certain indemnification matters in the form of a non-negotiable promissory note bearing a term of 120 days. The Company retained working capital of $6.7 million, including approximately $2.1 million in notes receivable, as of December 31, 2006. The majority of the Company’s leasehold interests were retained by the Company with the Purchaser assuming only the Company’s shop location at Southwest 10th Street, Deerfield Beach, Florida and entering into a 90-day sublease of the headquarters of the Construction Division located at 1350 East Newport Center Drive in Deerfield Beach, Florida. In addition, the Company entered into a three-year noncompetition agreement under the terms of which the Company agreed not to engage in business competitive with that of the Construction Division in any country, territory or other area bordering the Caribbean Sea and the Atlantic Ocean (the “Territory”), excluding any production and distribution of ready-mix concrete, crushed stone, sand, concrete block, asphalt and bagged cement throughout the Territory and also agreed to other standard provisions concerning the non-solicitation of customers and employees of the Construction Division. In addition, Seller and Purchaser entered into a Transition Services Agreement under the terms of which, Seller has agreed to make available certain of Seller’s employees and independent contractors and other non-employees to assist Purchaser with the operation of the Construction Division through September 16, 2007.

As a result of this transaction, the Company will recognize a loss from the sale in the fourth quarter of 2006 in an amount equal to approximately $3.0 million, exclusive of any employee severance and other transaction-related expenses which will be recognized in the first quarter of 2007. The Company has not yet determined the amount of these transaction-related expenses.

Donald L. Smith, Jr., the Company’s former Chairman and Chief Executive Officer and a current director of the Company and Donald L. Smith, III, a former officer of the Company, are principals of the Purchaser. Other than the Asset Purchase Agreement and the Company’s relationship with Donald L. Smith, Jr. and Donald L. Smith, III, there is no material relationship between the Company and the Purchaser of which the Company is aware. The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the terms of the Asset Purchase Agreement, a copy of which is incorporated by reference in this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 2.06	Material Impairments

As a result of the completion of the transactions contemplated by the Asset Purchase Agreement, the Company determined on the closing date that that it will recognize a loss from the sale in the fourth quarter of 2006 in an amount equal to approximately $3.0 million, exclusive of any employee severance and other transaction-related expenses which will be recognized in the first quarter of 2007. The Company has not yet determined the amount of these transaction-related expenses.

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Item 7.01	Regulation FD Disclosure

The Company is attaching a copy of a press release, dated March 22, 2007, announcing the Company’s completion of the transactions contemplated by the Asset Purchase Agreement and such press release is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

None

(b)	Pro Forma Financial Information

The following financial statements filed as Exhibit 99.2 hereto are incorporated herein by reference:

Exhibit 99.2 Page
Devcon International Corp. — Pro Forma Financial Information
Unaudited Pro Forma Condensed Consolidated Financial Statements Basis of Presentation	1
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006	2
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2006	3
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 2005	4
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	5

(c)	Exhibits

2.1	Asset Purchase Agreement, dated as of March 12, 2007, by and among the Company and Purchaser (incorporated by reference to Exhibit 2.1 filed as part of the Company’s Current Report on Form 8-K dated March 12, 2007)

99.1	Press Release dated March 22, 2007 (incorporated by reference to Exhibit 99.1 filed as part of the Company’s Current Report on Form 8-K dated March 21, 2007)

99.2	Pro Forma Financial Information

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Items 2.02 and 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to its Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Dated: March 27, 2007	By:	/s/ Robert Farenhem
	Name:	Robert Farenhem
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of March 12, 2007, by and among the Company and Purchaser (incorporated by reference to Exhibit 2.1 filed as part of the Company’s Current Report on Form 8-K dated March 12, 2007)

99.1	Press Release dated March 12, 2007 (incorporated by reference to Exhibit 99.1 filed as part of the Company’s Current Report on Form 8-K dated March 21, 2007)

99.2	Pro Forma Financial Information

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